UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 8, 2010

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

12 East 49th Street, New York, New York 10017
(212) 940-5305

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of shareholders of Saks Incorporated (the "Company") on June 8, 2010, the Company's shareholders approved an amendment to the Company's charter declassifying the Company's Board of Directors (the "Board").  The proposal to amend the charter was disclosed in the Company's proxy statement filed by the Company and sent to shareholders in connection with the annual meeting.  The amendment to the charter was effective upon filing articles of amendment to the Company's charter with the Tennessee Secretary of State on June 9, 2010.  In addition, on June 8, 2010, the Board approved an amendment to Article IV, Section 1 of the Company’s Bylaws to make the Company's Bylaws consistent with the Company's charter, as amended. The amendment to the Bylaws became effective upon the effectiveness of the foregoing charter amendment.

The Company's charter and Bylaws, as amended, are filed respectively as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company was held on June 8, 2010.  The matters voted upon at the annual meeting and the results of the voting on each matter are set forth below:

1.	Election of directors:

	For	Withhold	Broker Non-Votes

Robert B. Carter	98,432,795	6,646,476	15,321,582
Donald E. Hess	103,519,984	1,559,287	15,321,582
Jerry W. Levin	102,087,095	2,992,176	15,321,582

For	Against	Abstentions
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010:	119,868,128	425,026	107,699

For	Against	Abstentions
3.	Proposal to amend the Company’s Charter to declassify the Company’s Board of Directors:	119,599,766	683,161	117,926

For	Against	Abstentions	Broker Non-Votes
4.	Shareholder proposal regarding cumulative voting in the election of the Company’s directors:	39,664,796	65,258,636	155,839	15,321,582

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2010	SAKS INCORPORATED

	By:	/s/ Ann Robertson
	Name:	Ann Robertson
	Title:	Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Composite of charter of the Company, as amended through June 9, 2010

3.2	Bylaws of the Company, as amended through June 9, 2010